HUDSON PACIFIC PROPERTIES, INC.
FOURTH QUARTER 2012
Supplemental Operating and Financial Data

This Supplemental Operating and Financial Data contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. You should not rely on forward-looking statements as predictions of future events. Forward-looking statements involve numerous risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statement made by us. These risks and uncertainties include, but are not limited to: adverse economic and real estate developments in Southern and Northern California; decreased rental rates or increased tenant incentives and vacancy rates; defaults on, early terminations of, or non-renewal of leases by tenants; increased interest rates and operating costs; failure to generate sufficient cash flows to service our outstanding indebtedness; difficulties in identifying properties to acquire and completing acquisitions; failure to successfully integrate pending and recent acquisitions; failure to successfully operate acquired properties and operations; failure to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended; possible adverse changes in laws and regulations; environmental uncertainties; risks related to natural disasters; lack or insufficient amount of insurance; inability to successfully expand into new markets or submarkets; risks associated with property development; conflicts of interest with our officers; changes in real estate and zoning laws and increases in real property tax rates; the consequences of any possible future terrorist attacks; and other risks and uncertainties detailed in our Prospectus filed with the Securities and Exchange Commission on April 27, 2011. You are cautioned that the information contained herein speaks only as of the date hereof and Hudson Pacific Properties, Inc. assumes no obligation to update any forward-looking information, whether as a result of new information, future events or otherwise. For a discussion of important risks related to Hudson Pacific Properties, Inc.'s business, and an investment in its securities, including risks that could cause actual results and events to differ materially from results and events referred to in the forward-looking information, see the discussion under the caption “Risk Factors” in Hudson Pacific Properties, Inc.'s Prospectus dated April 27, 2011. In light of these risks and uncertainties, any forward-looking events described herein or in Hudson Pacific Properties, Inc.'s August 2012 conference call may not occur.

Hudson Pacific Properties, Inc.
Fourth Quarter 2012 Supplemental Operating and Financial Data

Hudson Pacific Properties, Inc.
Fourth Quarter 2012 Supplemental Operating and Financial Data

COMPANY BACKGROUND

CORPORATE 11601 Wilshire Boulevard, Suite 1600, Los Angeles, California 90025 (310) 445-5700
BOARD OF DIRECTORS

Victor J. Coleman	Theodore R. Antenucci	Jonathan M. Glaser
Chairman of the Board and Chief Executive Officer, Hudson Pacific Properties, Inc.	President and Chief Executive Officer, Catellus Development Corporation	Managing Member, JMG Capital Management LLC

Richard B. Fried	Mark D. Linehan	Robert M. Moran, Jr.
Managing Member, Farallon Capital Management, L.L.C.	President and Chief Executive Officer, Wynmark Company	Co-founder and Co-owner, FJM Investments LLC

Barry A. Porter	Howard S. Stern	Patrick Whitesell
Managing General Partner, Clarity Partners L.P.	President, Hudson Pacific Properties, Inc.	Co-Chief Executive, WME Entertainment

EXECUTIVE AND SENIOR MANAGEMENT

Victor J. Coleman	Howard S. Stern	Mark T. Lammas
Chief Executive Officer	President	Chief Financial Officer

Christopher Barton	Dale Shimoda	Kay Tidwell
EVP, Operations and Development	EVP, Finance	EVP, General Counsel and Secretary

Alexander Vouvalides	Drew Gordon	Harout Diramerian
SVP, Acquisitions	SVP, Northern California	Chief Accounting Officer

Arthur X. Suazo		Elva Hernandez
Director of Leasing		Operational Controller
INVESTOR RELATIONS
Addo Communications (310) 829-5400 Email Contact: lasseg@addocommunications.com Please visit our corporate Web site at: www.hudsonpacificproperties.com

Hudson Pacific Properties, Inc.
Fourth Quarter 2012 Supplemental Operating and Financial Data

CORPORATE DATA
(unaudited, $ in thousands, except per share data)

Hudson Pacific Properties, Inc. (NYSE: HPP) (also referred to herein as the “Company,” “we,” “us,” or “our”) is a full-service, vertically integrated real estate company focused on owning, operating and acquiring high-quality office properties in select growth markets primarily in Northern and Southern California. Our investment strategy is focused on high barrier-to-entry, in-fill locations with favorable, long-term supply demand characteristics. These markets include Los Angeles, Orange County, San Diego, San Francisco, Silicon Valley and the East Bay, which we refer to as our target markets. This Supplemental Operating and Financial Data supplements the information provided in our reports filed with the Securities and Exchange Commission. We maintain a Web site at www.hudsonpacificproperties.com.

Number of office properties owned	19
Total office properties square feet (in thousands)	4,454
Stabilized office properties leased rate as of December 31, 2012(1)	93.5%
Stabilized office properties occupied rate as of December 31, 2012(1) (2)	88.3%

Number of media & entertainment properties owned	2
Media & entertainment square feet (in thousands)	884,117
Media & entertainment occupied rate as of December 31, 2012(3)	73.7%

Number of land assets owned	5
Land assets square feet (in thousands)(4)	1,947

Market capitalization (in thousands):
Total debt(5)	$580,884
Series A Preferred Units	12,475
Series B Preferred Stock	145,000
Common equity capitalization(6)	1,050,458
Total market capitalization	$1,788,817
Debt/total market capitalization	32.5%
Series A preferred units & debt/total market capitalization	33.2%
Common stock data (NYSE:HPP):
Range of closing prices(7)	$ 18.12-21.06
Closing price at quarter end	$21.06
Weighted average fully diluted shares\units outstanding (in thousands)(8)	49,679
Shares of common stock\units outstanding on December 31, 2012 (in thousands)(9)	49,879
__________________________

(1)	Stabilized office properties leased rate and occupied rate excludes the development, redevelopment, and lease-up properties described on page 14.

(2)	Represents percent leased less signed leases not yet commenced.

(3)	Percent occupied for media and entertainment properties is the average percent occupied for the 12 months ended December 31, 2012.

(4)	Square footage for land assets represents management’s estimate of developable square feet, the majority of which remains subject to receipt of entitlement approvals that have not yet been obtained.

(5)	Total debt excludes non-cash loan premium/discount.

(6)
Common equity capitalization represents the shares of common stock (including unvested restricted shares) and OP units outstanding multiplied by the closing price of our stock at the end of the period.

(7)	For the quarter ended December 31, 2012.

(8)
For the quarter ended December 31, 2012. Diluted shares represent ownership in our Company through shares of common stock, OP Units and other convertible instruments. Diluted shares do not include shares issuable upon exchange of our series A preferred units, which do not become exchangeable until June 29, 2013.

(9)
This amount represents fully diluted common shares and OP units (including unvested restricted shares) at December 31, 2012, and does not include shares issuable upon exchange of our series A preferred units, which do not become exchangeable until June 29, 2013.

CONSOLIDATED FINANCIAL RESULTS

Hudson Pacific Properties, Inc.
Fourth Quarter 2012 Supplemental Operating and Financial Data

Consolidated Balance Sheets
(In thousands, except share data)

	December 31, 2012	December 31, 2011
ASSETS	(Unaudited)	(Audited)
Total investment in real estate, net	$1,390,771	$1,007,175
Cash and cash equivalents	18,904	13,705
Restricted cash	14,322	9,521
Accounts receivable, net	12,442	8,963
Notes receivable	4,000	—
Straight-line rent receivables	14,165	10,801
Deferred leasing costs and lease intangibles, net	83,498	84,131
Deferred finance costs, net	8,175	5,079
Interest rate contracts	71	164
Goodwill	8,754	8,754
Prepaid expenses and other assets	4,588	4,498
TOTAL ASSETS	$1,559,690	$1,152,791

LIABILITIES AND EQUITY
Notes payable	$582,085	$399,871
Accounts payable and accrued liabilities	18,833	12,469
Below-market leases	31,560	22,861
Security deposits	6,234	5,651
Prepaid rent	11,281	10,795
TOTAL LIABILITIES	649,993	451,647

6.25% series A cumulative redeemable preferred units of the Operating Partnership	12,475	12,475

EQUITY
Hudson Pacific Properties, Inc. stockholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 authorized; 8.375% series B cumulative redeemable preferred stock, $25.00 liquidation preference, 5,800,000 shares and 3,500,000 shares outstanding at December 31, 2012 and 2011, respectively	145,000	87,500
Common Stock, $0.01 par value, 490,000,000 authorized, 47,496,732 shares and 33,840,854 shares outstanding at December 31, 2012 and 2011, respectively	475	338
Additional paid-in capital	726,605	552,043
Accumulated other comprehensive loss	(1,287)	(883)
Accumulated deficit	(30,580)	(13,685)
Total Hudson Pacific Properties, Inc. stockholders’ equity	840,213	625,313
Non-controlling interest - members in Consolidated Entities	1,460	—
Non-controlling common units in the Operating Partnership	55,549	63,356
TOTAL EQUITY	897,222	688,669
TOTAL LIABILITIES AND EQUITY	$1,559,690	$1,152,791

Hudson Pacific Properties, Inc.
Fourth Quarter 2012 Supplemental Operating and Financial Data

Consolidated Statements of Operations (Unaudited, in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,

	2012	2011	2012	2011
Revenues
Office
Rental	$25,423	$21,058	$93,945	$75,343
Tenant recoveries	6,215	5,979	22,157	22,102
Parking and other	2,818	1,766	9,921	7,763
Total office revenues	34,456	28,803	126,023	105,208

Media & entertainment
Rental	6,267	5,357	23,598	21,617
Tenant recoveries	527	278	1,598	1,539
Other property-related revenue	3,936	2,546	14,733	13,638
Other	58	76	204	187
Total media & entertainment revenues	10,788	8,257	40,133	36,981

Total revenues	45,244	37,060	166,156	142,189

Operating expenses
Office operating expenses	15,401	12,147	53,577	44,740
Media & entertainment operating expenses	6,347	5,373	24,340	22,446
General and administrative	3,675	3,986	16,497	13,038
Depreciation and amortization	17,602	11,637	57,024	44,660
Total operating expenses	43,025	33,143	151,438	124,884

Income from operations	2,219	3,917	14,718	17,305

Other expense (income)
Interest expense	5,094	4,235	19,071	17,480
Interest income	(157)	(6)	(306)	(73)
Acquisition-related expenses	236	932	1,051	1,693
Other expenses (income)	17	74	(92)	443
	5,190	5,235	19,724	19,543

Net loss	$(2,971)	$(1,318)	$(5,006)	$(2,238)

Less: Net income attributable to preferred stock and units	(3,231)	(2,027)	(12,924)	(8,108)
Less: Net income attributable to restricted shares	(69)	(54)	(295)	(231)
Less: Net loss (income) attributable to non-controlling interest in consolidated real estate entities	21	—	21	(803)
Add: Net loss attributable to common units in the Operating Partnership	310	248	1,014	946
Net loss attributable to Hudson Pacific Properties, Inc. common shareholders	$(5,940)	$(3,151)	$(17,190)	$(10,434)
Net loss attributable to common shareholders’ per share — basic and diluted	$(0.13)	$(0.10)	$(0.41)	$(0.35)
Weighted average shares of common stock outstanding — basic and diluted	46,690,196	33,150,491	41,640,691	29,392,920
Dividends declared per common share	$0.125	$0.125	$0.500	$0.500

Hudson Pacific Properties, Inc.
Fourth Quarter 2012 Supplemental Operating and Financial Data

FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS
(unaudited, in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Funds From Operations (FFO)(1)
Net (loss) income	$(2,971)	$(1,318)	$(5,006)	$(2,238)
Adjustments:
Depreciation and amortization of real estate assets	17,602	11,637	57,024	44,660
Less: Net income attributable to non-controlling interest in consolidated real estate entities	(17)	—	(17)	(803)
Less: Net income attributable to preferred stock and units	(3,231)	(2,027)	(12,924)	(8,108)
FFO to common shareholders and unit holders	$11,383	$8,292	$39,077	$33,511
Specified items impacting FFO:
Acquisition-related expenses	236	932	1,051	1,693
One-time property tax expenses	—	—	918	—
FFO (excluding specified items) to common shareholders and unit holders	$11,619	$9,224	$41,046	$35,204

Weighted average common shares/units outstanding - diluted	49,679	36,196	44,693	32,466
FFO per common share/unit — diluted	$0.23	$0.23	$0.87	$1.03
FFO (excluding specified items) per common share/unit — diluted	$0.23	$0.25	$0.92	$1.08

Adjusted Funds From Operations (AFFO)(1)
	$11,383	$8,292	$39,077	$33,511
Adjustments:
Straight-line rent	(119)	(218)	(3,365)	(2,247)
Amortization of prepaid rent(2)	327	288	1,294	842
Amortization of above market and below market leases, net	(1,209)	(151)	(3,564)	(365)
Amortization of below market ground lease	62	62	247	204
Amortization of lease buy-out costs	23	23	91	384
Amortization of deferred financing costs and loan premium/discount, net	250	379	1,126	747
Recurring capital expenditures, tenant improvements and lease commissions	(7,906)	(1,770)	(17,844)	(4,275)
Non-cash compensation expense	1,014	691	4,212	2,004
AFFO	$3,825	$7,596	$21,274	$30,805

Dividends paid to common stock and unit holders	$6,207	$4,523	$23,199	$12,179
AFFO payout ratio	162.3%	59.5%	109.0%	39.5%

______________________________

(1)	See page 18 for Management's Statements on Funds From Operations (FFO) and Adjusted Funds From Operations (AFFO).

(2)
Represents the difference between rental revenue recognize in accordance with accounting principles generally accepted in the United States (GAAP) based on the amortization of the prepaid rent liability relating to the KTLA lease at our Sunset Bronson property compared to scheduled cash rents received in connection with such prepayment.

Hudson Pacific Properties, Inc.
Fourth Quarter 2012 Supplemental Operating and Financial Data

DEBT SUMMARY
(In thousands)

The following table sets forth information with respect to our outstanding indebtedness as of December 31, 2012.

			Annual		Balance at
Debt	Outstanding	Interest Rate(1)	Debt Service(1)	Maturity Date	Maturity
Secured Revolving Credit Facility	$55,000	LIBOR+1.55% to 2.20%	$ —	8/3/2016	$10,000
Mortgage loan secured by 625 Second Street(2)	33,700	5.85%	1,999	2/1/2014	33,700
Mortgage loan secured by 6922 Hollywood Boulevard(3)	41,243	5.58%	3,230	1/1/2015	39,422
Mortgage loan secured by 275 Brannan(4)	138	LIBOR+2.00%	0	10/5/2015	138
Mortgage loan secured by Sunset Gower/Sunset Bronson(5)	92,000	LIBOR+3.50%	0	2/11/2016	89,681
Mortgage loan secured by 901 Market(6)	49,600	LIBOR+2.25%	0	10/31/2016	0
Mortgage loan secured by Rincon Center	107,492	5.134%	7,195	5/1/2018	97,673
Mortgage loan secured by First Financial(7)	43,000	4.58%	2,002	2/1/2022	36,799
Mortgage loan secured by 10950 Washington	29,711	5.316%	2,639	3/11/2022	24,632
Mortgage loan secured by Pinnacle I(8)	129,000	3.954%	5,172	11/7/2022	117,190
Subtotal	$580,884
Unamortized loan premium, net(9)	1,201
Total	$582,085

______________________________

(1)	Interest rate and annual debt service with respect to indebtedness is calculated on the basis of a 360-day year for the actual days elapsed, excluding the amortization of loan fees and costs.

(2)	This loan was assumed on September 1, 2011 in connection with the closing of our acquisition of 625 Second Street property.

(3)	This loan was assumed on November 22, 2011 in connection with the closing of our acquisition of the 6922 Hollywood Boulevard property.

(4)
On October 5, 2012, we obtained a loan for our 275 Brannan property pursuant to which we have the ability to draw up to $15,000 for budgeted base building, tenant improvements, and other costs associated with the renovation and lease-up of that property.

(5)
On March 16, 2011, we purchased an interest rate cap in order to cap one-month LIBOR at 3.715% with respect to $50.0 million of the loan through its maturity on February 11, 2016. On January 11, 2012 we purchased an interest rate cap in order to cap one-month LIBOR at 2.00% with respect to $42.0 million of the loan through its maturity on February 11, 2016. Beginning with the payment due February 1, 2014, monthly debt service will include principal payments based on a 30-year amortization schedule, for total annual debt amortization of $1,113.

(6)
On October 29, 2012, we obtained a loan for our 901 Market property pursuant to which we borrowed $49,600 upon closing, with the ability to draw up to an additional $11,900 for budgeted base building, tenant improvements, and other costs associated with the renovation and lease-up of that property.

(7)
The loan bears interest only for the first two years. Beginning with the payment due March 1, 2014, monthly debt service will include principal payments based on a 30-year amortization schedule, for total annual debt service of $2,639.

(8)
The loan bears interest only for the first five years. Beginning with the payment due December 6, 2017, monthly debt service will include principal payments based on a 30-year amoritization schedule, for total annual debt service of $7,349.

(9)	Represents unamortized amount of the non-cash mark-to-market adjustment on debt associated with 625 Second Street and 6922 Hollywood Boulevard.

PORTFOLIO DATA

Hudson Pacific Properties, Inc.
Fourth Quarter 2012 Supplemental Operating and Financial Data

SAME-STORE ANALYSIS (1)
(unaudited, $ in thousands)

Same-Store Analysis
	Three Months Ended December 31,			Twelve Months Ended December 31,
	2012	2011	% change	2012		2011		% change
Same-store office statistics
Number of properties	11	11		11		11
Rentable square feet	3,144,629	3,144,629		3,144,629		3,144,629
Ending % leased	93.6%	91.9%	1.8%	93.6%		91.9%		1.8%
Ending % occupied	88.2%	89.1%	(1.0)%	88.2%		89.1%		(1.0)%
Quarterly average % occupied	88.3%	88.9%	(0.7)%	89.3%		87.9%		1.6%

Same-store media statistics
Number of properties	2	2		2		2
Rentable square feet	857,432	857,432		857,432		857,432
TTM average % occupied	73.6%	70.1%	5.0%	73.6%		70.1%		5.0%
Quarterly average % occupied	76.3%	65.8%	16.0%	76.3%		65.8%		16.0%

Same-property net operating income — GAAP basis
Total office revenues	24,000	25,556	(6.1)%	96,894		98,502	(2), (3)	(1.6)%
Total media revenues	10,629	8,230	29.1%	39,514		36,953		6.9%
Total revenues	34,629	33,786	2.5%	136,408		135,455		0.7%

Total office expense	11,112	11,160	(0.4)%	42,773	(4)	44,092	(5)	(3.0)%
Total media expense	6,320	5,348	18.2%	24,205		22,721	(6)	6.5%
Total property expense	17,432	16,508	5.6%	66,978		66,813		0.2%

Same-store total property Net Operating Income — GAAP basis	17,197	17,278	(0.5)%	69,430		68,642		1.1%

Same-property net operating income — Cash basis
Total office revenues	24,025	24,256	(1.0)%	93,843		93,929	(2), (3)	(0.1)%
Total media revenues	10,624	7,698	38.0%	39,467		36,916		6.9%
Total revenues	34,649	31,954	8.4%	133,310		130,845		1.9%

Total office expense	11,050	11,595	(4.7)%	42,526	(4)	43,826	(5)	(3.0)%
Total media expense	6,320	5,624	12.4%	24,205		22,721	(6)	6.5%
Total property expense	17,370	17,219	0.9%	66,731		66,547		0.3%

Same-store total property Net Operating Income — Cash basis	17,279	14,735	17.3%	66,579		64,298		3.5%

______________________________

(1)	Same store defined as all of the properties owned and included in our stabilized portfolio as of January 1, 2011 and still owned and included in the stabilized portfolio as of December 31, 2012.

(2)	Amount excludes a one-time $2,744 cash early lease termination fee income disclosed in the Q1-2011 earnings release.

(3)	Amount excludes a one-time $716 GAAP (non-cash) early lease termination fee charge disclosed in the Q1-2011 earnings release.

(4)	Amount excludes a one-time $918 tax charge disclosed in the Q2-2012 earnings release.

(5)	Amount excludes a one-time $497 property tax savings disclosed in the Q2-2011 earnings release.

(6)	Amount excludes a one-time $276 property tax savings disclosed in the Q2-2011 earnings release.

Hudson Pacific Properties, Inc.
Fourth Quarter 2012 Supplemental Operating and Financial Data

RECONCILIATION OF SAME-STORE PROPERTY NOI TO GAAP NET INCOME (LOSS)
(unaudited, $ in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011

Reconciliation to net income
Same-property office revenues — cash basis	24,025	24,256	93,843	93,929
GAAP adjustments per definition of NOI-Cash basis	(25)	1,300	3,051	3,857
One time revenue adjustments per definition	—	—	—	2,744
Same-property office revenues — GAAP basis	24,000	25,556	96,894	100,530

Same-property media revenues — cash basis	10,624	7,698	39,467	36,916
GAAP adjustments per definition of NOI-Cash basis	5	532	47	37
One time expense adjustments per definition	—	—	—	—
Same-property media revenues — GAAP basis	10,629	8,230	39,514	36,953

Same-store property revenues — GAAP basis	34,629	33,786	136,408	137,483

Same-property office expenses — cash basis	11,050	11,595	42,526	43,826
GAAP adjustments per definition of NOI-Cash basis	62	62	247	266
One time expense adjustments per definition	—	(497)	918	(497)
Same-property office expenses — GAAP basis	11,112	11,160	43,691	43,595

Same-property media expenses — cash basis	6,320	5,624	24,205	22,721
GAAP adjustments per definition of NOI-Cash basis	—	—	—	—
One time expense adjustments per definition	—	(276)	—	(276)
Same-property media revenues — GAAP basis	6,320	5,348	24,205	22,445

Same-store property NOI — GAAP basis	17,432	16,508	67,896	66,040

Same-store NOI — GAAP basis	17,197	17,278	68,512	71,443
Non-Same Store GAAP Net Operating Income	6,299	2,261	19,727	3,560
General and administrative	(3,692)	(3,986)	(16,497)	(13,038)
Depreciation and amortization	(17,601)	(11,637)	(57,024)	(44,660)
Income from operations	2,203	3,916	14,718	17,305
Interest expense	(5,094)	(4,235)	(19,071)	(17,480)
Interest income	156	7	306	73
Acquisition-related expenses	(236)	(932)	(1,051)	(1,693)
Other expenses (income)	—	(74)	92	(443)
Net loss	(2,971)	(1,318)	(5,006)	(2,238)

Hudson Pacific Properties, Inc.
Fourth Quarter 2012 Supplemental Operating and Financial Data

STABILIZED OFFICE PORTFOLIO SUMMARY, OCCUPANCY, AND IN-PLACE RENTS(1)

						Annualized Base Rent Per Leased Square Foot(5)	Monthly Rent Per Leased Square Foot
		Percent of Total	Percent Occupied(3)	Percent Leased(3)	Annualized Base Rent(4)
County	Square Feet(2)
San Francisco
Rincon Center	580,850	14.7%	78.4%	78.8%	$17,195,607	$37.75	$3.15
1455 Market Street	1,021,969	25.9%	87.9%	99.0%	12,860,847	14.32	1.19
875 Howard Street	286,270	7.3%	99.0%	99.0%	6,846,737	24.16	2.01
222 Kearny Street	148,797	3.8%	96.2%	97.0%	5,115,845	35.75	2.98
625 Second Street	136,906	3.5%	95.0%	95.0%	5,206,116	40.02	3.34
Subtotal	2,174,792	55.1%	87.8%	93.2%	$47,225,152	$24.72	$2.06
Los Angeles
First Financial	222,423	5.6%	81.9%	96.8%	$6,254,030	$34.35	$2.86
Technicolor Building	114,958	2.9%	100.0%	100.0%	4,395,488	38.24	3.19
Del Amo Office Building	113,000	2.9%	100.0%	100.0%	3,069,070	27.16	2.26
9300 Wilshire	61,224	1.6%	84.0%	84.0%	2,126,760	41.34	3.45
10950 Washington	159,024	4.0%	100.0%	100.0%	4,743,411	29.83	2.49
604 Arizona	44,260	1.1%	43.9%	100.0%	781,287	40.20	3.35
6922 Hollywood	205,523	5.2%	92.2%	92.2%	7,792,577	41.13	3.43
10900 Washington	9,919	0.3%	100.0%	100.0%	331,017	33.37	2.78
Pinnacle I	393,777	10.0%	91.7%	91.7%	14,664,791	40.6	3.38
Subtotal	1,324,108	33.6%	90.7%	95.1%	$44,158,431	$36.78	$3.07
Orange
City Plaza	333,922	8.5%	84.4%	93.3%	$6,741,457	$23.91	$1.99
Subtotal	333,922	8.5%	84.4%	93.3%	$6,741,457	$23.91	$1.99
San Diego
Tierrasanta	112,300	2.8%	81.1%	81.1%	$1,353,740	$14.86	$1.24
Subtotal	112,300	2.8%	81.1%	81.1%	$1,353,740	$14.86	$1.24
TOTAL	3,945,122	100.0%	88.3%	93.5%	$99,478,780	$28.55	$2.38
______________________________

(1)
Our stabilized portfolio excludes undeveloped land, development and redevelopment properties currently under construction or committed for construction, “lease-up” properties and properties “held-for-sale”. As of December 31, 2012, we had no office development property under construction, one office redevelopment property (275 Brannan Street) under construction, and two lease-up properties (901 Market Street and Olympic Bundy). We define “lease-up” properties as properties we recently purchased, developed, or redeveloped that have not yet reached 92% occupancy and are within one year following purchase and cessation of major construction activities, as applicable.

(2)
Square footage for office properties has been determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to remeasurement or releasing.

(3)
Percent occupied for office properties is calculated as (i) square footage under commenced leases as of December 31, 2012, divided by (ii) total square feet, expressed as a percentage. Percent leased for office properties includes uncommenced leases.

(4)
Rent data for our office properties is presented on an annualized basis. Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) as of December 31, 2012, by (ii) 12.

(5)	Annualized base rent per leased square foot for the office properties is calculated as (i) annualized base rent divided by (ii) square footage under lease as of December 31, 2012.

Hudson Pacific Properties, Inc.
Fourth Quarter 2012 Supplemental Operating and Financial Data

DEVELOPMENT, REDEVELOPMENT, AND LEASE-UP PROPERTIES(1)

						Annualized Base Rent Per Leased Square Foot(5)	Monthly Rent Per Leased Square Foot
		Percent of Total	Percent Occupied(3)	Percent Leased(3)	Annualized Base Rent(4)
County	Square Feet(2)
San Francisco
275 Brannan Street	54,673	10.8%	—%	100.0%	$—	$—	$—
901 Market Street	212,319	41.8%	84.4%	84.4%	4,235,527	23.65	1.97
Subtotal	266,992	52.5%	67.1%	87.6%	$4,235,527	$23.65	$1.97

Los Angeles
Element LA (Olympic Bundy)	241,427	47.5%	22.4%	22.4%	$1,297,200	$24.02	$2.00
Subtotal	241,427	47.5%	22.4%	22.4%	$1,297,200	$24.02	$2.00

TOTAL	508,419	100.0%	45.9%	56.6%	$5,532,727	$23.73	$1.98

LAND PROPERTIES

County	Square Feet(6)	Percent of Total
Los Angeles
Sunset Bronson—Lot A	273,913	14.1%
Sunset Bronson—Redevelopment	389,740	20.0%
Sunset Gower— Redevelopment	423,396	21.7%
Olympic Bundy	500,000	25.7%
Subtotal	1,587,049	81.5%

Orange
City Plaza	360,000	18.5%
Subtotal	360,000	18.5%

TOTAL	1,947,049	100.0%
______________________________

(1)
Our stabilized portfolio excludes undeveloped land, development and redevelopment properties currently under construction or committed for construction, “lease-up” properties and properties “held-for-sale”. As of December 31, 2012, we had no office development property under construction, one office redevelopment property (275 Brannan Street) under construction, and two lease-up properties (901 Market and Olympic Bundy). We define “lease-up” properties as properties we recently purchased, developed, or redeveloped that have not yet reached 92% occupancy and are within one year following purchase and cessation of major construction activities, as applicable.

(2)
Square footage for office properties has been determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to remeasurement or releasing.

(3)
Percent occupied for office properties is calculated as (i) square footage under commenced leases as of December 31, 2012, divided by (ii) total square feet, expressed as a percentage. Percent leased for office properties includes uncommenced leases.

(4)
Rent data for our office properties is presented on an annualized basis. Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) as of December 31, 2012, by (ii) 12.

(5)	Annualized base rent per leased square foot for the office properties is calculated as (i) annualized base rent divided by (ii) square footage under lease as of December 31, 2012.

(6)	Square footage for land assets represents management’s estimate of developable square feet, the majority of which remains subject to entitlement approvals that have not yet been obtained.

Hudson Pacific Properties, Inc.
Fourth Quarter 2012 Supplemental Operating and Financial Data

MEDIA & ENTERTAINMENT PORTFOLIO SUMMARY, OCCUPANCY, AND IN-PLACE RENTS

Property	Square Feet (1)	Percent of Total	Percent Occupied(2)	Annual Base Rent(3)	Annual Base Rent Per Leased Square Foot(4)

Sunset Gower	566,137	64.3%	71.2%	$12,293,287	$30.49

Sunset Bronson	313,723	35.7%	78.1%	10,333,830	42.16

	879,860	100.0%	73.7%	$22,627,118	$34.90

______________________________

(1)
Square footage for media and entertainment properties has been determined by management based upon estimated gross square feet, which management believes is less than the BOMA rentable area. Square footage may change over time due to remeasurement or releasing. On September 21, 2012 we acquired 5,921 square feet of office property located at 1455 Gordon, ancillary to our Sunset Gower property. That acquisition is reflected in the square footage for Sunset Gower as of September 21, 2012 on a weighted average basis. As of December 31, 2012, the square footage for Sunset Gower and Sunset Bronson totaled 884,196 square feet, including that acquisition. Since the percent occupied is determined on a weighted average basis for the 12 months ended December 31, 2012, the square footage for 1455 Gordon is also included in the square footage for the media and entertainment properties on a weighted average basis.

(2)	Percent occupied for media and entertainment properties is the average percent occupied for the 12 months ended December 31, 2012.

(3)	Annual base rent for media and entertainment properties reflects actual base rent for the 12 months ended December 31, 2012, excluding tenant reimbursements.

(4)	Annual base rent per leased square foot for the media and entertainment properties is calculated as (i) annual base rent divided by (ii) square footage under lease as of December 31, 2012.

Hudson Pacific Properties, Inc.
Fourth Quarter 2012 Supplemental Operating and Financial Data

TEN LARGEST OFFICE TENANTS

Tenant	Number of Leases	Number of Properties	Lease Expiration(1)	Total Leased Square Feet	Percent of Rentable Square Feet	Annualized Base Rent(2)	Percent of Annualized Base Rent
Bank of America(3)	1	1	Various	776,812	17.4%	$8,720,944	8.3%
Warner Music Group	1	1	12/31/2019	195,166	4.4%	7,803,146	7.4%
AIG	1	1	7/31/2017	142,655	3.2%	6,134,165	5.8%
AT&T(4)	1	1	8/31/2013	155,964	3.5%	5,850,333	5.6%
GSA(5)	3	2	Various	138,712	3.1%	4,517,197	4.3%
Fox Interactive Media, Inc.	1	1	3/31/2017	104,897	2.4%	4,489,382	4.3%
Technicolor Creative Services USA, Inc.	1	1	5/31/2020	114,958	2.6%	4,395,488	4.2%
Clear Channel	1	1	9/30/2016	107,715	2.4%	4,392,142	4.2%
NFL Enterprises	2	2	3/31/2015	115,084	2.6%	3,648,749	3.5%
Saatchi & Saatchi North America, Inc.	1	1	12/31/2019	113,000	2.5%	3,069,070	2.9%
Total	13	12		1,964,963	44.1%	$53,020,616	50.5%

______________________________

(1)	GSA and Saatchi & Saatchi North America, Inc. leases are subject to early termination prior to expiration at the option of the tenant.

(2)
Annualized base rent is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) for the month ended December 31, 2012, by (ii) 12. Annualized base rent does not reflect tenant reimbursements.

(3)
We have completed leases at our 1455 Market property with the Metro Transit Authority (“MTA”) for 38,894 square feet and with Square, Inc. for 327,432 square feet which backfills certain space currently leased to Bank of America. The following summarizes Bank of America’s early termination rights by square footage as of December 31, 2012, subject to the pending lease commencements with MTA and Square, Inc.: (1) 25,474 square feet at December 31, 2012; (2) 95,656 square feet at January 31, 2013, 92,740 square feet of which was delivered to Square, Inc. in February, 2013 and is scheduled for lease commencement in March, 2013; (3) 56,521 square feet at June 30, 2013, 38,894 square feet of which is scheduled to be delivered to MTA at or around June 30, 2013, subject to satisfaction of certain conditions associated with the lease to MTA, and another 15,741 square feet of which is scheduled to be delivered to Square Inc. in July, 2013 for lease commencement in July, 2013; (4) 152,373 square feet at December 31, 2013, 129,886 square feet of which is scheduled to be delivered to Square, Inc. in January, 2014 for lease commencement in January, 2014; (5) 217,914 square feet at December 31, 2015; and (6) 228,874 square feet at December 31, 2017. In sum, the leases with MTA and Square, Inc. backfill a combined 277,261 square feet of the 776,812 square feet leased to Bank of America as of December 31, 2012. In addition to the 238,367 square feet under the lease with Square, Inc. which backfills space under the Bank of America lease, the lease with Square, Inc. also includes 89,065 square feet of net absorption, scheduled for commencement in March, 2013.

(4)
We have completed leases at our Rincon Center property with salesforce.com for 235,733 square feet which backfills 148,375 square feet currently leased to AT&T. The following summarizes the scheduled commencement by square footage of the lease with salesforce.com: (1) 93,028 square feet commencing on November 1, 2013, 71,931 square feet of which backfills space currently occupied by AT&T; (2) 59,689 square feet commencing May 1, 2014, 37,230 square feet of which backfills space currently occupied by AT&T; (3) 76,004 square feet commencing August 1, 2014, 39,214 square feet of which backfills space currently occupied by AT&T and 27,604 square feet currently occupied to other tenants; (4) 2,868 square feet commencing August 1, 2015, 2,851 square feet of which backfills space currently occupied by other tenants; and (5) 4,144 square feet commencing May 1, 2017, all of which backfills space currently occupied by other tenants. In addition to the 182,974 square feet under the lease with salesforce.com which backfills space under the lease with AT&T and other tenants, the lease with salesforce.com also includes 13,021 square feet of additional square footage due to BOMA adjustments and 39,738 square feet of net absorption, scheduled for commencement, as follows: 18,062 square feet in November, 2013; 18,075 square feet in May, 2014; and 3,601 square feet in August, 2014.

(5)
GSA expirations by property and square footage: (1) 89,995 square feet at 1455 Market Street expiring on February 19, 2017; (2) 5,906 square feet at 901 Market Street expiring on April 30, 2017; and (3) 42,811 square feet at 901 Market Street expiring on July 31, 2021.

Hudson Pacific Properties, Inc.
Fourth Quarter 2012 Supplemental Operating and Financial Data

OFFICE PORTFOLIO LEASING ACTIVITY

Total Gross Leasing Activity
Rentable square feet	705,905
Number of leases	17

Gross New Leasing Activity
Rentable square feet	595,911
New cash rate	$39.41
Number of leases	11

Gross Renewal Leasing Activity
Rentable square feet	109,994
Renewal cash rate	$9.88
Number of leases	6

Net Absorption
Leased rentable square feet	491,180

Cash Rent Growth(1)
Expiring Rate	$21.33
New/Renewal Rate	$31.78
Change	48.9%

Straight-Line Rent Growth(2)
Expiring Rate	$19.88
New/Renewal Rate	$33.07
Change	66.3%

Weighted Average Lease Terms
New (in months)	129
Renewal (in months)	55

Tenant Improvements and Leasing Commissions(3)	Total Lease Transaction Costs Per Square Foot	Annual Lease Transaction Costs Per Square Foot
New leases	$74.44	$6.94
Renewal leases	$1.9	$0.41
Blended	$63.13	$6.46
______________________________

(1)
Represents a comparison between initial stabilized cash rents on new and renewal leases as compared to the expiring cash rents in the same space. New leases are only included if the same space was leased within the previous 12 months.

(2)
Represents a comparison between initial straight-line rents on new and renewal leases as compared to the straight-line rents on expiring leases in the same space. New leases are only included if the same space was leased within the previous 12 months.

(3)	Represents per square foot weighted average lease transaction costs based on the lease executed in the current quarter in our properties.

Hudson Pacific Properties, Inc.
Fourth Quarter 2012 Supplemental Operating and Financial Data

OFFICE LEASE EXPIRATIONS — ANNUAL

Year of Lease Expiration	Square Footage of Expiring Leases(1)	Percent of Office Portfolio Square Feet	Annualized Base Rent(2)	Percentage of Office Portfolio Annualized Base Rent	Annualized Base Rent Per Leased Square Foot(3)	Annualized Base Rent Per Lease Square Foot at Expiration(4)
Available	477,077	10.7%	$—	—	$—	$—
2012	58,089	1.3%	386,049	0.3%	6.65	6.65
2013	789,518	17.7%	19,633,620	17.2%	24.87	24.64
2014	149,109	3.4%	5,078,656	4.4%	34.06	35.11
2015	404,090	9.1%	8,120,591	7.1%	20.10	21.97
2016	338,399	7.6%	11,248,475	9.8%	33.24	36.14
2017	768,018	17.2%	22,717,744	19.9%	29.58	30.98
2018	272,208	6.1%	6,856,905	6.0%	25.19	28.30
2019	558,446	12.5%	18,591,470	16.3%	33.29	38.63
2020	238,735	5.4%	8,791,014	7.7%	36.82	45.88
2021	42,811	1.0%	1,054,723	0.9%	24.64	28.45
Thereafter	76,232	1.7%	2,532,260	2.2%	33.22	44.63
Building management use	21,425	0.5%	—	—%	—	—
Signed leases not commenced	259,384	5.8%	9,391,766	8.2%	36.21	47.07
Total/Weighted Average	4,453,541	100.0%	$114,403,273	100.0%	$28.77	$31.95

______________________________

(1)
Please see footnote (3) on page 16 of this Supplemental Operating and Financial Data report for an explanation of the re-leasing status of 304,550 square feet currently leased to Bank of America scheduled to expire in 2013 at our 1455 Market property, and footnote (4) on page 16 of this Supplemental Operating and Financial Data report for an explanation of the re-leasing status of 148,375 square feet currently leased to AT&T scheduled to expire in 2013 at our Rincon Center property.

(2)
Rent data for our office properties is presented on an annualized basis without regard to cancellation options. Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) as of December 31, 2012, by (ii) 12.

(3)	Annualized base rent per leased square foot for the office properties is calculated as (i) annualized base rent divided by (ii) square footage under lease as of December 31, 2012.

(4)
Annualized base rent per leased square foot at expiration for the office properties is calculated as (i) annualized base rent at expiration divided by (ii) square footage under lease as of December 31, 2012.

Hudson Pacific Properties, Inc.
Fourth Quarter 2012 Supplemental Operating and Financial Data

QUARTERLY OFFICE LEASE EXPIRATIONS — NEXT FOUR QUARTERS

	Q1 2013		Q2 2013		Q3 2013		Q4 2013
County	Expiring SF	Rent per SF(1)	Expiring SF	Rent per SF(1)	Expiring SF	Rent per SF(1)	Expiring SF	Rent per SF(1)
San Francisco
Rincon Center(2)	3,746	$30.80	895	$29.00	155,964	$37.51	2,390	$33.67
1455 Market Street(3)	95,656	10.25	56,521	3.21	1,511	30.23	152,373	19.57
875 Howard Street	—	—	—	—	—	—	4,307	32.00
222 Kearny Street	8,831	43.01	5,171	45.00	11,772	49.55	11,026	24.11
625 Second Street	—	—	—	—	25,175	28.47	—	—
275 Brannan Street	—	—	—	—	—	—	—	—
901 Market Street	32,928	23.00	—	—	2,790	21.00	43,364	29.54
Subtotal	141,161	$15.82	62,587	$7.03	197,212	$36.79	213,460	$22.24

Los Angeles
First Financial	1,101	$31.83	5,033	$39.41	3,473	$40.18	7,036	$38.08
Technicolor Building	—	—	—	—	—	—	—	—
Del Amo Office Building	—	—	—	—	—	—	—	—
9300 Wilshire	1,669	36.83	2,712	56.16	—	—	1,688	44.16
10950 Washington	—	—	20,047	28.20	2,174	27.36	—	—
604 Arizona	—	—	—	—	—	—	—	—
6922 Hollywood	—	—	—	—	—	—	—	—
10900 Washington	—	—	—	—	—	—	—	—
Element LA (Olympic Bundy)	—	—	54,000	24.02	—	—	—	—
Pinnacle I	—	—	—	—	—	—	9,005	46.35
Subtotal	2,770	$34.84	81,792	$27.06	5,647	$35.24	17,729	$42.86

Orange
City Plaza	19,827	$16.60	40,388	$29.56	831	$25.80	6,114	$23.75
Subtotal	19,827	$16.60	40,388	$29.56	831	$25.80	6,114	$23.75

San Diego
Tierrasanta	—	$—	—	$—	—	$—	—	$—
Subtotal	—	$—	—	$—	—	$—	—	$—

Total	163,758	$16.24	184,767	$20.82	203,690	$36.70	237,303	$23.82
______________________________

(1)
Rent data for our office properties is presented on an annualized basis without regard to cancellation options. Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) as of December 31, 2012, by (ii) 12.

(2)
Please see footnote (4) on page 16 of this Supplemental Operating and Financial Data report for an explanation of the re-leasing status of the 155,964 square feet scheduled to expire in Q3 2013 at our Rincon Center property.

(3)
Please see footnote (3) on page 16 of this Supplemental Operating and Financial Data report for an explanation of the re-leasing status of the 95,656 square feet scheduled to expire in Q1 2013, 56,521 square feet scheduled to expire in Q2 2013, and 152,373 square feet scheduled to expire in Q4 2013 at our 1455 Market Street property.

Hudson Pacific Properties, Inc.
Fourth Quarter 2012 Supplemental Operating and Financial Data

OFFICE PORTFOLIO DIVERSIFICATION

	Total	Annualized Rent as
Industry	Square Feet(1)	of Percent of Total
Business Services	80,761	2.3%
Educational	120,396	4.1%
Financial Services	1,030,935	15.3%
Insurance	175,921	6.4%
Legal	139,019	3.9%
Media & Entertainment	777,780	27.7%
Other	145,426	3.0%
Real Estate	63,484	2.1%
Retail	262,738	5.7%
Technology	527,529	18.4%
Advertising	169,735	4.2%
Government	191,290	5.9%
Healthcare	32,066	1.0%
Total	3,717,080	100.0%

______________________________

(1)	Does not include signed leases not commenced.

Hudson Pacific Properties, Inc.
Fourth Quarter 2012 Supplemental Operating and Financial Data

DEFINITIONS

Funds From Operations (FFO): We calculate funds from operations before non-controlling interest (FFO) in accordance with the standards established by the National Association of Real Estate Investment Trusts (NAREIT). FFO represents net income (loss), computed in accordance with accounting principles generally accepted in the United States of America (GAAP), excluding gains (or losses) from sales of depreciable operating property, real estate depreciation and amortization (excluding amortization of above (below) market rents for acquisition properties and amortization of deferred financing costs and debt discounts) and after adjustments for unconsolidated partnerships and joint ventures. We use FFO as a supplemental performance measure because, in excluding real estate depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs.

We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that results from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other REITs' FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. FFO should not be used as a supplement to or substitute for cash flow from operating activities computed in accordance with GAAP.

Adjusted Funds From Operations (AFFO): Adjusted Funds From Operations (AFFO) is a non-GAAP financial measure we believe is a useful supplemental measure of our performance. We compute AFFO by adding to FFO the non-cash compensation expense and amortization of deferred financing costs, and subtracting recurring capital expenditures, tenant improvements and leasing commissions (excluding pre-existing obligations on contributed or acquired properties funded with amounts received in settlement of prorations), and eliminating the net effect of straight-line rents, amortization of lease buy-out costs, and amortization of above/below market lease intangible assets and liabilities and amortization of loan discounts/premium. We also add to FFO the difference between rental revenue recognize in accordance with accounting principles generally accepted in the United States (GAAP) based on the amortization of the prepaid rent liability relating to the KTLA lease at our Sunset Bronson property compared to scheduled cash rents received in connection with such prepayment. AFFO is not intended to represent cash flow for the period. We believe that AFFO provides useful information to the investment community about our financial position as compared to other REITs since AFFO is a widely reported measure used by other REITs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs.